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                                                                    Exhibit 23.7



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of Corporate Express, Inc. for the registration of $325,000,000 of 4-1/2% Convertible Notes due 2000 and 6,500,000 shares of its common stock of our report dated February 19, 1996, except Note 9 for which the date is May 13, 1996, with respect to the consolidated financial statements of ASAP Software Express, Inc. included in Corporate Express, Inc.'s Current Report on Form 3-K/A dated June 19, 1996 filed with the Securities and Exchange Commission.

Chicago, Illinois
September 20, 1996